                                  EXHIBIT 99.3

             INTERIM FINANCIAL INFORMATION FOR THE SIX MONTHS ENDED
                               SEPTEMBER 30, 2000
                                   (Unaudited)

                         MOTORCAR PARTS & ACCESSORIES, INC.
                           Consolidated Balance Sheets



                                             ASSETS                                        September 30,          March 31,
                                                                                               2000                 2000
                                                                                          ----------------     ----------------
                                                                                            (Unaudited)
  Current Assets:
        Cash and cash equivalents                                                             $          0         $  1,123,000
        Short term investments - Deferred compensation plan assets                                 213,000              224,000
        Accounts receivable - net                                                               13,039,000           15,263,000
        Inventory - net                                                                         33,952,000           36,246,000
        Income tax refund receivable                                                             1,167,000            1,173,000
        Prepaid expenses and other current assets                                                  512,000              313,000
                                                                                          ----------------     ----------------
                                          Total current assets                                  48,883,000           54,342,000

  Plant and equipment - net                                                                     10,061,000           11,375,000
  Deferred tax asset                                                                             3,250,000            3,250,000
  Income tax refund receivable                                                                   2,484,000            2,486,000
  Other assets                                                                                     206,000              348,000
                                                                                          ----------------     ----------------
                                          TOTAL                                               $ 64,884,000         $ 71,801,000
                                                                                          ================     ================

                                          LIABILITIES

  Current liabilities:
        Accounts payable                                                                      $  7,776,000         $  9,502,000
        Accrued liabilities                                                                      3,167,000            3,843,000
        Line of credit                                                                          31,827,000           36,661,000
        Deferred compensation                                                                      222,000              234,000
        Current portion of capital lease obligations                                             1,106,000            1,106,000
                                                                                          ----------------     ----------------
                                          Total current liabilities                             44,098,000           51,346,000

  Capitalized lease obligations, less current portion                                            2,540,000            3,062,000

                                      SHAREHOLDERS' EQUITY

  Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issues                   -                    -
  Common stock; par value $.01 per share, 20,000,000 shares authorized;
        6,460,455 shares issued and outstanding at September 30, 2000 and March 31, 2000            65,000               65,000
  Additional paid-in capital                                                                    51,281,000           51,281,000
  Accumulated other comprehensive loss                                                             (86,000)             (95,000)
  Accumulated deficit                                                                          (33,014,000)         (33,858,000)
                                                                                          ----------------     ----------------
                                          Total shareholders' equity                            18,246,000           17,393,000
                                                                                          ----------------     ----------------
                                          TOTAL                                               $ 64,884,000         $ 71,801,000
                                                                                          ================     ================

The accompanying condensed notes to financial statements are an integral part hereof.

                        MOTORCAR PARTS & ACCESSORIES, INC.

                      Consolidated Statement of Operations
                                   (Unaudited)

                                                                                              Six Months           Three Months
                                                                                                 Ended                 Ended
                                                                                              September 30,         September 30,
                                                                                                  2000                  2000
                                                                                            -----------------     -----------------
  Net sales                                                                                    $  85,365,000          $ 43,964,000
  Cost of goods sold                                                                              77,832,000            40,263,000
                                                                                            -----------------     -----------------
  Gross profit                                                                                     7,533,000             3,701,000

  Operating expenses:
        General and administrative                                                                 3,810,000             1,724,000
        Research and development                                                                     266,000               118,000
        Sales and marketing                                                                          594,000               276,000
                                                                                            -----------------     -----------------
                       Total operating expenses                                                    4,670,000             2,118,000
                                                                                            -----------------     -----------------

  Operating income                                                                                 2,863,000             1,583,000

  Interest expense - net                                                                           2,019,000             1,017,000
                                                                                            -----------------     -----------------

  Net income                                                                                   $     844,000          $    566,000
                                                                                            =================     =================

  Basic net income per share                                                                   $        0.13          $       0.09
                                                                                            =================     =================
  Weighted average number of shares outstanding
        Basic                                                                                      6,460,455             6,460,455

The accompanying condensed notes to financial statements are an integral part hereof.

                       MOTORCAR PARTS & ACCESSORIES, INC.

                            Statements of Cash Flows
                                   (Unaudited)

                                                                                                                Six Months
                                                                                                                  Ended
                                                                                                              September 30,
                                                                                                                   2000
                                                                                                             -----------------
Cash flows from operating activities:
      Net income                                                                                                $     844,000
      Adjustments to reconcile net income to net cash provided by operating activities:
              Depreciation and amortization                                                                         1,481,000
              (Increase) decrease in:
                  Accounts receivable                                                                               2,224,000
                  Inventory                                                                                         2,294,000
                  Prepaid expenses and other current assets                                                          (199,000)
                  Income tax receivable                                                                                 8,000
                  Other assets                                                                                        142,000
              Increase (decrease) in:
                  Accounts payable and accrued expenses                                                            (2,402,000)
                  Deferred compensation                                                                                11,000
                                                                                                             -----------------

                          Net cash provided by operating activities                                                 4,403,000
                                                                                                             -----------------

Cash flows from investing activities:
      Purchase of property, plant and equipment                                                                      (167,000)
      Change in investments                                                                                           (12,000)
                                                                                                             -----------------

                          Net cash used by investing activities                                                      (179,000)
                                                                                                             -----------------

Cash flows from financing activities:
      Net repayments under line of credit                                                                          (4,834,000)
      Payments on capital lease obligation                                                                           (522,000)
                                                                                                             -----------------

                          Net cash used by financing activities                                                    (5,356,000)
                                                                                                             -----------------

EFFECT OF EXCHANGE RATE ON CASH                                                                                         9,000
                                                                                                             -----------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                                          (1,123,000)

Cash and cash equivalents - beginning of period                                                                     1,123,000
                                                                                                             -----------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                                                       $           0
                                                                                                             -----------------
Supplemental disclosures of cash flow information:
      Cash paid during the period for:
         Interest                                                                                               $   1,882,411
                                                                                                             =================

The accompanying condensed notes to financial statements are an integral part hereof.

                        MOTORCAR PARTS & ACCESSORIES, INC.

                     Condensed Notes to Financial Statements
                               September 30, 2000
                                   (Unaudited)


NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

         Motorcar Parts & Accessories, Inc., and its subsidiaries (the "Company"), remanufactures and distributes alternators and starters and assembles and distributes spark plug wire sets for the automotive after-market industry (replacement parts sold for use on vehicles after initial purchase). These automotive parts are sold to automotive chain stores servicing the Do-it-for-me (DIFM) and Do-it-yourself (DIY) markets throughout the United States and in Canada as well as aftermarket alternators and starters to a major automotive manufacturer.

[1]      Principles of consolidation:

         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries as of September 30, 2000. All significant intercompany accounts and transactions have been eliminated in consolidation.

[2]      Basis of presentation:

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month period(s) ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending March 31, 2001. For further information, refer to the audited financial statements and notes thereto for the year ended March 31, 2000 attached as Exhibit 99.1 to this Form 8-K.

[3]      Seasonality of business:

         Due to the nature and design as well as the current limits of technology, alternators and starters traditionally fail when operating in extreme conditions. That is, during summer months, when the temperature typically increase over a sustained period of time, alternators and starters are more apt to fail and thus, an increase in demand for the Company's products occurs. Similarly, during winter months, when the temperature is colder, alternators and starters tend to fail and require replacing immediately, since these parts are mandatory for the operation of the vehicle. As such, summer months tend to show an increase in overall volume with a few spikes in the winter.


NOTE 2 - INVENTORY

         Effective April 1, 1999, management adopted a new methodology for accounting for inventory. Management believes that the new methodology better reflects the economics of its business while providing a better measurement under generally accepted accounting principles. Under the Company's new accounting methodology, in recording core inventory at the lower of cost or market, the Company determines the market value based on comparisons to current core broker prices. Such values are normally less than the core value credited to customers' accounts when cores are returned to the Company as trade-ins. In prior years when the Company valued its inventory at the lower of cost or market, cost was determined using an average weighted cost method and the market value of cores was determined by the weighted average of the repurchase price of cores acquired from the Company's customers and the price of cores purchased from core brokers. Additionally, management reviews core inventory to identify excess quantities and maturing product lines. An allowance for obsolescence is provided to reduce the carrying (market) value of inventory to its estimated market value. Because several of the Company's competitors filed for bankruptcy protection in the late 1990s, the supply of cores has increased considerably. This has tended to reduce the carrying value of the Company's inventory.

                        MOTORCAR PARTS & ACCESSORIES, INC.

                          Notes to Financial Statements
                                   (Unaudited)


NOTE 2 - INVENTORY (Continued)


      Inventory is comprised of the following:


                                                                        September 30,           March 31,
                                                                             2000                  2000
                                                                       ----------------     -----------------
                                                                         (Unaudited)
              Raw materials and cores                                      $ 26,988,000         $ 24,393,000

              Work-in-process                                                 2,093,000            1,758,000

              Finished goods                                                  9,833,000           15,351,000

              Less allowance for excess and obsolete inventory               (4,962,000)          (5,256,000)
                                                                       ----------------     -----------------

                                      Total                                $ 34,092,000         $ 36,246,000
                                                                       ================     =================

NOTE 3 - LINE OF CREDIT

         Pursuant to an agreement dated August 1, 1998, as amended on April 15, 1999 and restated on April 20, 2000 and amended September 15, 2000, the Company has a revolving line of credit with a bank for a credit facility in an aggregate principal amount not exceeding $36.25 million as of September 30, 2000. The maximum credit facility is reduced to $35.75 million as of October 31, 2000, $35.25 million as of November 30, 2000, $34.75 million as of December 31, 2000, $34.25 as of January 31, 2001, $33.75 million as of February 28, 2001 and $33 million as of March 31, 20001. Additional permanent reductions shall be made for 100 percent of the net proceeds from (i) the sale of assets outside the ordinary course of business, (ii) the issuance of any debt or equity issued by the Company, (iii) any insurance payments received (exclusive of Director's and officers' insurance) in connection with that certain litigation pending against the Company identified as JOSEPH L. SHALANT, IRA ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED, PLAINTIFF VS. MOTORCAR PARTS AND ACCESSORIES, INC. ET AL, DEFENDANTS (SEE NOTE N), and
(iv) all local, state or federal tax refunds received. The agreement is collateralized by a lien on substantially all of the Company's assets.

         The agreement expires on April 30, 2001 and provides for interest on borrowings at the bank's prime rate (9.5% at September 30, 2000) plus 1%. An annual commitment fee of .5% is due monthly on the unused portion of the line of credit. The agreement allows the Company to obtain from the bank letters of credit and banker's acceptances in an aggregate amount not exceeding $1,000,000.

         In connection with the restated credit agreement, the Company granted to the bank warrants to purchase 400,000 shares of the Company's common stock at $2.045 per share, subject to adjustment as defined in the warrant agreement.

         The credit agreement requires the Company to meet certain financial conditions, including maintenance of certain minimum tangible net worth, cash flow and profitability measures. In addition, the Company is required to comply with various non-financial covenants. The Company was not in compliance with various financial and non-financial covenants at March 31, 2000 as explained in Note H to the 2000 Financial Statements. The Company has also agreed to provide the bank by January 26, 2001 with a letter of intent by a third party lender for refinancing the loan.

                        MOTORCAR PARTS & ACCESSORIES, INC.

                          Notes to Financial Statements
                                   (Unaudited)


NOTE 4 -LITIGATION


          The Company is a defendant in a class action lawsuit pending in the United States District Court, Central District of California. The complaint in the class action alleges that, over a three year period, the Company misstated earnings in violation of the securities laws. The complaint seeks damages on behalf of all investors who purchased common stock of the Company from August 1, 1996 to July 30, 1999. The Company's Directors and Officers insurance carrier has also filed a claim against the Company and certain of its officers that seeks to rescind coverage for the claims made against the Company and certain of its officers in the class action lawsuit. See Note O to the 2000 Financial Statements. The Company, counsel for the class action plaintiffs and counsel for the insurance carrier are currently engaged in discussions to determine whether the class action lawsuit can be settled. While management is hopeful that settlement can be reached, there can be no assurances that settlement will be reached or that such a settlement would be approved by the court. In the absence of final resolution of the litigation and in view of the position articulated by the Directors and Officers insurance carrier, continued litigation of the class action lawsuit could have a material adverse effect on the Company.

          The Company is subject to an investigation by the Securities and Exchange Commission (SEC) relating to the same issues involved in the above-mentioned lawsuit. The outcome of these investigations cannot presently be determined.

          The Company is subject to various other lawsuits and claims in the normal course of business. Management does not believe that the outcome of these matters will have a material adverse effect on its financial position or future results of operations.